EXHIBIT 10.29

COMMERCIAL LOAN SETTLEMENT STATEMENT

AGREEMENT DATE
May 7, 2020
COLLATERAL DESCRIPTION: ALL ASSETS

BORROWER INFORMATION
MTI INSTRUMENTS INC
325 WASHINGTON AVE EXT
ALBANY, NY 12205

BORROWER. The term "Borrower" means each person or legal entity identified above in the BORROWER INFORMATION section.

LENDER. "Lender" is Pioneer Bank whose address is 652 Albany Shaker Road, Albany, New York 12211.

TOTAL LOAN AMOUNT	$300,000.00

DISBURSEMENTS

AMOUNT GIVEN DIRECTLY TO BORROWER	$0.00
TOTAL FUNDS PAID TO OTHERS	$0.00
TOTAL FUNDS DISBURSED	$0.00

REMAINING FUNDS NOT DISBURSED	$300,000.00

By signing this Settlement Statement, each Borrower acknowledges reading, understanding and receiving a copy of a completed copy of this statement.

MTI INSTRUMENTS INC

/s/ FREDERICK W JONES
By: FREDERICK W JONES
Its: PRESIDENT & CEO/CFO

© 2007-2019 Compliance Systems, Inc. 27d530ff-0223cad8 - 2019.178.0.2
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